UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

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[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[X]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

INTELLICHECK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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[ ]	Fee paid previously with preliminary materials.

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SUPPLEMENTAL MATERIALS TO

DEFINITIVE PROXY STATEMENT

FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 9, 2018

Explanatory Note

The following information is being filed to amend and supplement the original Schedule 14A filed March 30, 2018. The only change is an addition to the Company’s Beneficial Ownership table to include a greater than 5% shareholder that was inadvertently omitted from the original filing. A revised table is set forth below:

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of the Company’s Common Stock as of March 15, 2018, by each person who is known by Intellicheck to beneficially own more than 5% of Intellicheck’s Common Stock, each officer, each director and all officers and directors as a group.

Shares of Common Stock that an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options, warrants or other similar convertible or derivative securities are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

There are no arrangements known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

The applicable percentage of ownership is based on 15,608,943 shares outstanding.

Name	Shares Beneficially Owned	Percent
Russell T. Embry (1)	92,442	*
Bryan Lewis	-	-
Bill White (2)	272,316	1.74
Emil R. Bedard (3)	137,151	*
Jack A. Davis (3)	92,728	*
William P. Georges (3)	73,108	*
Michael D. Malone (3)	103,608	*
Guy L. Smith (4)	217,322	1.39
David E. Ullman	-	-
All Executive Officers & Directors as a group (9 persons) (5)	988,674	6.33
5% Stockholders
Marathon Micro Fund L.P. (6)	1,190,250	7.63
First Eagle Investment Management, LLC (7)	2,719,636	17.42
Clear Harbor Asset Management, LLC (8)	1,197,462	7.67
Rawleigh Hazen Ralls, IV (9)	810,000	5.19
Bruce Grossman (10)	922,745	5.91

*	Indicates beneficial ownership of less than one percent of the total outstanding Common Stock.
(1)	Includes 89,843 shares issuable upon exercise of stock options exercisable within 60 days.
(2)	Includes 262,692 shares issuable upon exercise of stock options exercisable within 60 days.
(3)	Includes 50,000 shares issuable upon exercise of stock options exercisable within 60 days.
(4)	Includes 101,798 shares issuable upon exercise of stock options exercisable within 60 days.
(5)	Includes 654,333 shares issuable upon the exercise of stock options exercisable within 60 days.
(6)	The address of Marathon Micro Fund L.P. (“Marathon Micro”) is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030; shares reflected above for Marathon Micro are based on a Schedule 13G/A filed January 23, 2018.
(7)	The address of First Eagle Investment Management, LLC (“First Eagle”) is 1345 Avenue of the Americas, New York, NY 10105; shares reflected above for First Eagle are based on a Schedule 13D/A filing made August 8, 2017.
(8)	The address of Clear Harbor Asset Management, LLC (“Clear Harbor”) is 420 Lexington Ave., Suite 2006, New York, NY 10170; shares reflected above for Clear Harbor are based on a Schedule 13G/A filing made January 29, 2018.
(9)	The address of Rawleigh Hazen Ralls, IV (“Ralls”) is c/o Lacuna, LLC, 1100 Spruce Street, Suite 202, Boulder, Colorado 80303; shares reflected above for Ralls are based on a Schedule 13G/A filed February 12, 2018.
(10)	The address of Bruce Grossman (“Grossman”) is c/o Dillon Hill Capital LLC, 200 Business Park Drive, Suite 306, Armonk, NY 10504; shares reflected above for Grossman are based on a Schedule 13G filed August 18, 2017.